UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2013

DEEP WELL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-24012	13-3087510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Edmonton, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

The information set forth under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of this report is incorporated by reference into this Item 1.01.

Item 3.02             Unregistered Sales of Equity Securities.

The information set forth under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of this report is incorporated by reference into this Item 3.02.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2005, Deep Well Oil & Gas, Inc. (the “Company”) entered into a consulting agreement (the “Prior Agreement”) with Portwest Investments Ltd. (“Portwest”), as filed with the Company’s annual report on Form 10-KSB filed on February 23, 2007, and incorporated by reference herein. Portwest is a company owned 100% by Dr. Horst A. Schmid (“Consultant”) and provides services as Chief Executive Officer and President to the Company for CDN $12,500 per month. As of June 20, 2013, the Company owed Portwest CDN $352,957.57 for services Portwest provided to the Company from 2010 thru June 20, 2013. On July 10, 2013, the Company and Portwest agreed to amend (the “Amending Agreement”) the Prior Agreement whereby the following was settled and amended:

1.) Effective date of the Amending Agreement will be June 20, 2013;

2.) Term of Agreement will be until December 31, 2014;

3.) The Consultant shall continue to provide services as President and CEO of the Company until the termination of the Agreement;

4.)       The fees payable to the Consultant in the Prior Agreement will be terminated and the Company will grant the Consultant 5-year options on 1,000,000 of its common shares exercisable at US$0.05 per share. One half of these shares are vested immediately and the remaining one half will be vested on June 20, 2014;

5.) As consideration for the execution of the Amending Agreement and the Termination of parts of the Prior Agreement, the Consultant will receive:

a. $70,000 CDN, and

b.     850,000 units of the Company’s shares and warrants at a price of US$0.05 per unit.  Each unit shall be comprised of one restricted Company common share and one 3 year full warrant entitling Portwest to be able to purchase another share for US$0.075. The warrants expire on June 20, 2016.

Pursuant to a subscription agreement dated July 10, 2013, Deep Well Oil & Gas, Inc. (the “Company”) closed a private placement to Dr. Horst A. Schmid (the “Subscriber”), of an aggregate of 850,000 units (“Units”) at a price of US$0.05 per Unit, for total gross proceeds of US$42,500. Each Unit is comprised of one (1) common share (“Common Share”) and one (1) Common Share purchase warrant (“Whole Warrant”). Each Whole Warrant entitles the holder to purchase one (1) Common Share at a price of US$0.075 for a period of three (3) years from the closing date, provided that if the closing price of the Common Shares of the Company on the principal market on which our shares trade is equal to or exceeds US$1.00 for thirty (30) consecutive trading days, the warrant term shall automatically accelerate to the date which is thirty (30) calendar days following the date that written notice has been given to the warrantholder. No commission or finder’s fees were payable in connection with this private placement. The Units were issued pursuant to Regulation S under the Securities Act of 1933, as amended.

On June 20, 2013, the Board of Directors of the Company granted 1,000,000 options to acquire common shares of the Company to Portwest Investments Ltd, a company 100% owned by Dr. Horst A. Schmid. The exercise price of these options is US$0.075 per share. Of these options 500,000 will vest immediately and the remaining 500,000 will vest on June 20, 2014. These options expire on June 20, 2018.

The foregoing summary is qualified in its entirety by the terms of the form of Subscription Agreement and form of Whole Warrant, the generic forms of which are filed herewith as Exhibits 4.1 and 4.2.

Item 9.01             Financial Statements and Exhibits.

(a)  Financial Statements

Not Applicable.

(d)  Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
4.1	Form of Subscription Agreement for private placement dated July 10, 2013, filed herewith.
4.2	Form of Warrant dated July 10, 2013, filed herewith.
10.1	Form of Stock Option Agreement dated effective June 20, 2013, filed herewith.
10.2
Consulting agreement by and between Northern Alberta Oil Ltd. and Portwest Investments Ltd., dated July 1, 2005, (incorporated by reference to exhibit 10.16 to the Company’s Form 10-KSB filed on February 23, 2007).

10.3	Amending Agreement by and between Northern Alberta Oil Ltd. and Portwest Investments Ltd., dated July 10, 2012, filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: July 16, 2013	By:	/s/ Curtis Sparrow
Mr. Curtis Sparrow
Chief Financial Officer